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                                                                     EXHIBIT 2.4

                               THIRD AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

         This Third Amendment to Stock Purchase Agreement (the "Third Amendment") dated effective as of November 19, 2003, by and between AFC ENTERPRISES, INC., a Minnesota corporation ("AFC") and STARBUCKS CORPORATION, a Washington corporation ("Purchaser"), serves to amend the Stock Purchase Agreement dated as of April 15, 2003, by and among the parties hereto (as previously amended, the "Stock Purchase Agreement"). Capitalized terms not otherwise defined herein shall have the meaning attributed to such terms in the Stock Purchase Agreement.

                                     RECITAL

The parties wish to amend the Stock Purchase Agreement to eliminate AFC's obligation to deliver Company Audited Financial Statements and Closing Financial Statements and to set forth a new procedure for the determination of the Working Capital and EBITDA adjustments to the Purchase Price.

         Therefore, the parties agree to amend the Stock Purchase Agreement as follows:

                                    AMENDMENT

         1. WORKING CAPITAL ADJUSTMENT. Notwithstanding paragraph 2.c. of the Stock Purchase Agreement, the parties hereby agree that the Working Capital on the Closing Date was $17,413,000. Within ten (10) days of the date hereof, AFC shall pay to Purchaser $2,744,000 ("Closing Working Capital") which is equal to the amount by which the Working Capital reflected on the October Financial Statements exceeds the Closing Working Capital.

         2. PURCHASE PRICE ADJUSTMENTS. Paragraph 2.d is hereby amended to read as follows:

                  "2.d.    PURCHASE PRICE ADJUSTMENT.

                           i. EBITDA ADJUSTMENT. Within ten (10) days after determination of the "EBITDA" of the Companies for the year ending December 29, 2002 (the "2002 EBITDA") in accordance with Paragraph 2.d.ii. below, AFC shall pay to Purchaser an amount, if any, equal to the product of (i) the difference between 10,650,000 and the 2002 EBITDA, multiplied by (ii) 6.76. "EBITDA" shall be determined based upon earnings before interest, taxes, depreciation expense, amortization expense, impairment charges

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                                    calculated under Statements of Financial
                                    Accounting Standards No.'s 142 and 144,
                                    charges for the Companies' coffee grinders, brewing equipment, dispensers, cabinetry, shelving, bins, display cases and the like which are installed at customer locations, and AFC corporate overhead allocations (consistent with past practices), and shall be reasonably determined by Purchaser and AFC as provided in Paragraph 2.d.ii. below, consistent with the example set forth on
                                    SCHEDULE 2.d. Seller agrees to provide
                                    detailed descriptions and supporting
                                    schedules reasonably requested by Purchaser to enable Purchaser to make such determination.

                           ii. COMPUTATION OF PURCHASE PRICE ADJUSTMENTS. Within five (5) days following AFC's delivery to Purchaser of the AFC 2002 Financial Statements (as hereinafter defined), the Restated Financial Statements, AFC and the Updated Company Financial Statements (as hereinafter defined) and Purchaser will each designate a representative (the "Representatives") who shall work together to determine the 2002 EBITDA consistent with the provisions of this Agreement. Each party shall cooperate with the other party to provide all materials in its possession to facilitate such determination. In the event that the Representatives are unable to reach agreement as to the amount of the 2002 EBITDA or any other matter relating to the amount of the Purchase Price adjustments required hereby within thirty (30) days following AFC's delivery to Purchaser of the AFC 2002 Financial Statements, the Restated Financial Statements, AFC and the Updated Company Financial Statements, the dispute shall be resolved in accordance with the provisions of Paragraph 15 hereof."

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         3.       FINANCIAL STATEMENTS. The following sentence is hereby added to the end of Paragraph 6.d:

         "The AFC 2002 Financial Statements, on the date of delivery to Purchaser, will be (1) complete and correct in all material respects, and will fairly present in all material respects the financial positions and results of operations of the AFC Affiliates on a consolidated basis as of the date thereof and the result of operations and the cash flows of the AFC Affiliates on a consolidated basis for the period presented therein, (2) prepared in accordance with GAAP applied on a consistent basis during the period involved, and (3) comply as to form, as of the date thereof, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board and other authoritative accounting or regulatory organizations with respect thereto. The Updated Company Financial Statements, on the date of delivery to Purchaser, will be (1) complete and correct in all material respects, and will fairly present in all material respects the financial positions and results of operations of the Companies as of the date thereof and the result of operations of the Companies for the period presented therein, (2) prepared in accordance with GAAP applied on a consistent basis during the period involved (except as otherwise stated in Updated Company Financial Statements and except for the absence of footnotes and subject to normal, recurring adjustments), and (3) comply as to form, as of the date thereof, in all material respects with applicable accounting requirements of the Financial Accounting Standards Board and other authoritative accounting or regulatory organizations with respect thereto."

         4. AUDITED FINANCIAL STATEMENTS. Paragraph 8.q. is hereby amended to read as follows:

                  "q. FINANCIAL STATEMENTS. AFC shall use its best efforts to deliver to Purchaser (i) complete audited and restated financial statements (including balance sheet, statement of operations and statement of cash flows) of AFC, together with all auditor's notes thereto, for the fiscal years ending December 30, 2001 and any other prior years which AFC determines will need to be restated ("Restated Financial Statements"), (ii) complete audited financial statements (including balance sheet, statement of operations and statement of cash flows), together with all auditor's notes thereto, of AFC for the fiscal year ending December 29, 2002 consistent with the information contained in the Restated Financial Statements ("AFC 2002 Financial Statements"), and
                           (iii) the Current Company Financial Statements updated based on adjustments, reclassifications and other modifications identified in the audit of the AFC 2002 Financial Statements (the "Updated Company Financial Statements"), as soon as such statements are available. This obligation shall survive the

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                           Closing if not satisfied in full prior to the
                           Closing. Delivery of the AFC 2002 Financial
                           Statements, the Restated Financial Statements and the Updated Company Financial Statements shall not be a condition of the Closing. Notwithstanding anything herein to the contrary, AFC shall have no obligation to deliver audited financial statements of the Companies for any period and references to the delivery of audited financial statements of the Companies in this Stock Purchase Agreement shall be disregarded."

         5. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         6. ENTIRE AGREEMENT; EFFECTIVENESS OF THIRD AMENDMENT. This Third Amendment, together with the Stock Purchase Agreement, as amended by the First Amendment to the Stock Purchase Agreement dated June 30, 2003 ("First Amendment") and Second Amendment to the Stock Purchase Agreement dated July 11, 2003 (the "Second Amendment") (including without limitation all exhibits, schedules and appendices thereto) constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Third Amendment. Except as expressly provided in this Third Amendment, all other terms and conditions of the Stock Purchase Agreement, including all exhibits, schedules and appendices thereto, and the First Amendment and Second Amendment remain in full force and effect and are not amended or modified in any respect.

IN WITNESS WHEREOF, the parties hereto have executed or caused this Third Amendment to be executed and delivered their duly authorized officers, as of the day and year first above written.

AFC ENTERPRISES, INC.                         STARBUCKS CORPORATION

By: /s/ Frank Belatti                         By: /s/ Michael Casey
   -------------------------------               -------------------------------
Name: Frank Belatti                           Name: Michael Casey
     -----------------------------                 -----------------------------

Title: CEO                                    Title: Executive Vice President
      ----------------------------                  ----------------------------

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